UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2019

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Indenture
On May 13, 2019, Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), entered into an indenture (the “Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), relating to the issuance by the Company of $750 million aggregate principal amount of the Company’s 5.875% Senior Guaranteed Notes due 2027 (the “Notes”). The Notes were sold on May 13, 2019 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).
The Notes bear interest at a rate of 5.875% per annum, which is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2019. The Notes mature on June 1, 2027.
The Notes are the Company’s general unsecured senior obligations and rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness and rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness. The Notes are effectively subordinated to the Company’s existing or future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are guaranteed on a senior unsecured basis by the Company’s material direct and indirect wholly-owned domestic subsidiaries and, therefore, are structurally senior to any of the Company’s existing and future indebtedness that is not guaranteed by such guarantors and are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.
The terms of the Notes are governed by the Indenture, which contains customary covenants that, among other things, limit the Company’s and its subsidiaries' ability to create liens on property that secure indebtedness, enter into sale and leaseback transactions and merge, consolidate or amalgamate with another company. Upon the occurrence of a “Change of Control Triggering Event,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Company may redeem the Notes, in whole or in part, on or after June 1, 2022, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, and prior to June 1, 2022, at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. The Company may also redeem up to 35% of the aggregate principal amount of the Notes on or prior to June 1, 2022 at a redemption price equal to 105.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption with the net cash proceeds of one or more equity offerings.
The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes issued under the Indenture to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.
The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Registration Rights Agreement
In connection with the issuance of the Notes, the Company, the Guarantors and Goldman Sachs & Co. LLC, as the initial purchaser, entered into a registration rights agreement relating to the Notes, dated May 13, 2019 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company and the Guarantors agreed, for the benefit of the holders of the Notes, that they will, subject to certain exceptions (1) within 365 days after the closing date of the Notes offering, file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for notes (the “Exchange Notes”) registered under the Securities Act of 1933 (the “Securities Act”), which shall also be guaranteed by the Guarantors, with terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), (2) promptly after the effectiveness of the registration statement for the offer to exchange, offer the Exchange Notes in exchange for surrender of the Notes and (3) keep the offer to exchange open for not less than 20 business days after the date the notice of the offer to exchange is mailed to holders of the Notes. Under certain circumstances, the Company has agreed to file a shelf registration statement under the Securities Act with respect to the resale of the Notes.
If the Company does not comply with certain of its obligations under the Registration Rights Agreement, subject to limitations set forth in the Registration Rights Agreement, the Company will be required to pay additional interest to holders of Notes in an amount equal to 0.25% per annum on the principal amount of the Notes for the first 90 days following such default. Thereafter, the amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default is cured, up to a maximum amount of 1.00% per annum.
The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The terms of the Indenture and the Notes are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 13, 2019, among Cleveland-Cliffs Inc., the guarantors party thereto and U.S. Bank National Association, as trustee
10.1	Registration Rights Agreement, dated as of May 13, 2019, among Cleveland-Cliffs Inc., the guarantors party thereto and Goldman Sachs & Co. LLC, as the initial purchaser

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	May 13, 2019	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary